UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2009

EMPIRE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Monticello Casino and Raceway, Route 17B, P.O. Box 5013, Monticello, NY		12701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: xxx

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2009, the Board of Directors of Empire Resorts, Inc. (the “Company”) appointed Joseph E. Bernstein, age 60, to serve as Chief Executive Officer of the Company.  The appointment is effective immediately and runs through an initial term ending December 31, 2009, subject to an automatic one-year renewal upon the completion of certain conditions.  Mr. Bernstein will be paid an annual salary of $500,000.  The Company is currently negotiating with Mr. Bernstein on the terms of a written employment agreement. Joseph E. Bernstein is the brother of Ralph J. Bernstein, who is a director of the Company.

For the past decade, Mr. Bernstein has been a sole practitioner involved in complex litigation and strategic legal counseling. Mr. Bernstein's previous experience includes serving as a corporate tax attorney at Cahill Gordon & Reindel, as an international tax attorney at Rosenman & Colin and, in 1981, forming his own law firm, Bernstein Carter & Deyo, focusing on foreign direct investment in the United States.  In addition, in 1981, Mr. Bernstein founded and has since that time served as a Managing Director of Americas Partners, a real estate investment and development group of companies which has been involved in the acquisition or development of three million square feet involving over $1 billion of commercial property in Manhattan. For the past ten years, Mr. Bernstein has also been active in the predevelopment of golf resorts and an entertainment city project on government land in Israel.  Mr. Bernstein is the co-trustee of the Catskill Litigation Trust, which is presently pursuing a $3 billion judgment enforcement action against Harrah's Operating Company, Inc. on behalf of 12,000 enrolled members of the St. Regis Mohawk Tribe and former shareholders of the Company.  Mr. Bernstein previously served as a director of the Company from August 2004 until June 2007.  He was the founder of the company which previously owned the Monticello Raceway and part of the group  that merged the Raceway into the Company in 2004.

On June 1, 2009, the Board of Directors of the Company appointed each of Nancy Palumbo and Kenneth Dreifach as Class II directors, effective immediately, to serve until the 2011 annual meeting of stockholders. In addition, the Board of Directors of the Company appointed Ms. Palumbo to serve on each of the Audit Committee and Compensation Committee of the Company’s Board of Directors and appointed Mr. Dreifach to serve on each of the Audit Committee and the Corporate Governance and Nominations Committee of the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE RESORTS, INC.

Dated: June 3, 2009	By:	/s/ Charles Degliomini
		Name:	Charles Degliomini
		Title:	Senior Vice President